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                                                           EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80584 and Post-Effective Amendment No. 2 to Form S-8
No. 33-22875) pertaining to the Uno Restaurant Corporation 1987 Employee Stock Option Plan, (Form S-8 No. 33-80586) pertaining to the Uno Restaurant Corporation 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8 No. 33-80664) pertaining to the Uno Restaurant Corporation 1993 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8
No. 333-23101) pertaining to the Uno Restaurant Corporation 1997 Employee Stock Option Plan, (Form S-8 No. 333-23103) pertaining to the Uno Restaurant Corporation Restricted Stock Program, and (Form S-8 No. 333-49627) pertaining to the Uno Restaurant Corporation 1997 Key Officer Stock Option Plan and the Uno Restaurant Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of our report dated November 3, 2000, with respect to the consolidated financial statements of Uno Restaurant Corporation included in the Annual Report (Form 10-K) for the year ended October 1, 2000.


                                                /s/ Ernst & Young LLP


Boston, Massachusetts
December 20, 2000